CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                          (888) 699-1287  (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's



May 21, 2002


I consent to the use, of my report dated January 22, 2002, in the Form SB2, on the financial statements of Creative Marketing Solutions Inc., dated December 31, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
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Clyde Bailey